SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): April 22, 2003


                         COMMUNITY FIRST BANCORPORATION




Incorporated under the     Commission File No. 000-29640      I.R.S. Employer
laws of South Carolina                                        Identification No.
                                                              58-2322486




                            3685 Blue Ridge Boulevard

                         Walhalla, South Carolina 29691

                            Telephone: (864) 638-2105









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Item 9.  Regulation FD Disclosure; Information Provided Pursuant to Item 12.

         The following information is provided pursuant to Item 12 of this form.

         At  the   Annual   Meeting   of   Shareholders   of   Community   First
Bancorporation, Frederick D. Shepherd, Jr., President and Chief Executive Officer, announced that the Company had a good first quarter of 2003 and is on target for the year. Mr. Shepherd announced that net income for the quarter ended March 31, 2003 was $727,000, as compared to $639,000 for the same quarter of 2002, and that total assets and total loans at March 31, 2003 were approximately $257 million and approximately $141 million, respectively.



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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   COMMUNITY FIRST BANCORPORATION
                                   (Registrant)



Date:  April 23, 2003              By: /s/ Frederick D. Shepherd, Jr.
                                       ---------------------------------------
                                       Frederick D. Shepherd, Jr., President and
                                       Chief Executive Officer (also principal
                                       accounting officer)